EXHIBIT 99.1

Tennessee Commerce Bancorp, Inc. Announces Pricing of Common Stock Offering

Franklin, Tennessee (August 5, 2010)—Tennessee Commerce Bancorp, Inc. (Nasdaq:  TNCC) announced today the pricing of its underwritten follow-on public offering of 5,750,000 shares of its common stock at a price of $4.00 per share.

Macquarie Capital (USA) Inc. is serving as sole-book running manager and Sterne, Agee & Leach, Inc., FIG Partners, LLC and Odeon Capital Group LLC are serving as co-managers for the offering.  The Company has granted the underwriters a 30-day option to purchase up to an additional 862,500 shares to cover over-allotments, if any.  At the Company’s request, the underwriters have reserved up to 287,500 shares of common stock for sale in the offering to the Company’s directors, officers, employees and related persons at the same price as offered to other investors.  The common stock will be issued pursuant to a prospectus filed as part of the Company’s registration statement under the Securities Act of 1933.

The Company estimates that the net proceeds from the offering (after deducting the underwriting discounts and commissions and expenses payable by us) will be $21.2 million.  The Company currently intends to use the net proceeds of the offering to fund organic growth, to enhance its depository franchise and for general corporate purposes, including to repay $8.75 million of existing indebtedness at the parent level.  The Company may contribute a portion of the net proceeds from the offering to the capital of its subsidiary, Tennessee Commerce Bank, which would use those proceeds for general corporate purposes.  Nonetheless, the Company’s management intends to retain and contribute to Tennessee Commerce Bank, as appropriate, the requisite amount of net proceeds in order to maintain appropriate capital levels for the consolidated company as well as at Tennessee Commerce Bank.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus which is a part of the company’s effective registration statement previously filed with the Securities and Exchange Commission.  A copy of the prospectus may be obtained from Macquarie Capital (USA) Inc., Attn: Prospectus Department, 125 West 55th St, 22nd Floor, New York, NY 10019, or by calling 212.231.6493 or by e-mailing us.prospectus@macquarie.com.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank. The Bank provides a wide range of banking services and is primarily focused on serving the financial needs of businesses. Its corporate and banking offices are located in Franklin, Tennessee, and it has loan production offices in Atlanta, Birmingham and Minneapolis.  Tennessee Commerce Bancorp, Inc.’s stock is traded on the NASDAQ Global Market under the symbol TNCC.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding issuance of the common stock, obtaining a copy of the prospectus, net proceeds from the offering, the use of proceeds, underwriter over-allotments and participation in the offering by directors, officers, employees and related persons. We caution you not to place undue reliance on the forward-looking statements contained in this press release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors, including, without limitation, those factors as set forth in our filings with the SEC. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.